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                                                                 Exhibit (11)(a)


                                AUDITORS' CONSENT


The Board of Directors of
         The ARCH Fund, Inc.


         We consent to the use of our report included herein dated January 22, 1997 for The ARCH Fund, Inc.--Money Market Portfolio, Treasury Money Market Portfolio, Tax-Exempt Money Market Portfolio, Growth & Income Equity Portfolio, Small Cap Equity Portfolio (formerly Emerging Growth Portfolio), International Equity Portfolio, Balanced Portfolio, Government & Corporate Bond Portfolio, U.S. Government Securities Portfolio, Short- Intermediate Municipal Portfolio, Missouri Tax-Exempt Bond Portfolio and National Municipal Bond Portfolio-as of November 30, 1996 and for the periods indicated therein, and to the references to our firm under the headings "Financial Highlights--National Municipal Bond Portfolio" in the Prospectus and "Independent Accountants" in the Statement of Additional Information.

                                                   /s/ KPMG PEAT MARWICK LLP
                                                   -------------------------
                                                       KPMG Peat Marwick LLP



Columbus, Ohio
May 23, 1997